                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                       FOR REGISTRATION OF CERTAIN CLASSES
                            OF SECURITIES PURSUANT TO
                           SECTION 12(b) or (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                   SEI TRUST I
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             (Exact name of registrant as specified in its charter)

                DELAWARE                                  Applied For
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(State of incorporation or organization)       (IRS Employer Identification No.)

1403 Foulk Road, Suite 102, Wilmington, Delaware                        19803
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    (Address of principal executive offices)                          (Zip Code)

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

         Securities Act registration statement file numbers to which this form relates: 333-41680 and 333-41680-01.

Securities to be registered pursuant to Section 12(b) of the Act:

                                                           Name of each exchange
             Title of each class                          on which each class is
             to be so registered                            to be so registered
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6 1/4% Convertible Trust Preferred Securities,           New York Stock Exchange
Series A (liquidation amount $50 per Preferred Security)

Securities to be registered pursuant to Section 12(g) of the Act:

                                     -None-

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.      Description of Registrant's Securities to be Registered.

             This Registration Statement relates to the 6 1/4% Convertible Trust Preferred Securities, Series A (liquidation amount $50 per Preferred Security) (the "Preferred Securities") of SEI Trust I, a Delaware business trust. A description of the Preferred Securities is contained in the Registration Statement on Form S-1, as amended, of Southern Energy, Inc. and SEI Trust I, Registration Nos. 333-41680 and 333-41680-01, filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"). Such description is incorporated herein by this reference. A description of the Preferred Securities will also be included in a form of prospectus subsequently filed by Southern Energy, Inc. and SEI Trust I pursuant to Rule 424(b) under the Securities Act. Such prospectus shall be deemed to be incorporated by reference herein.

Item 2.       Exhibits.

Exhibit Number

     1           -- Registration Statement on Form S-1, as amended, filed by
                    Southern Energy, Inc. and SEI Trust I (Registration Nos.
                    333-41680 and 333-41680-01) (the "Registration Statement")
                    (incorporated herein by reference).

     4(a)        -- Certificate of Trust of SEI Trust I (designated in the
                    Registration Statement as Exhibit 4.2 and incorporated
                    herein by reference).

     4(b)        -- Trust Agreement of SEI Trust I (designated in the
                    Registration Statement as Exhibit 4.3 and incorporated
                    herein by reference).

     4(c)        -- Form of Amended and Restated Trust Agreement of SEI Trust
                    I (designated in the Registration Statement as Exhibit 4.4 and incorporated herein by reference).

     4(d)        -- Form of Junior Subordinated Note Indenture among Southern
                    Energy, Inc. and Bankers Trust Company, as trustee
                    (designated in the Registration Statement as Exhibit 4.6 and incorporated herein by reference).

     4(e)        -- Form of First Supplemental Indenture among Southern Energy,
                    Inc. and Bankers Trust Company, as trustee (designated in
                    the Registration Statement as Exhibit 4.7 and incorporated herein by reference).

         Exhibits heretofore filed with the Securities and Exchange Commission and designated as set forth above are hereby incorporated herein by reference and made a part hereof with the same effect as if filed herewith.

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.

Dated September 26, 2000                        SEI TRUST I


                                                By SOUTHERN ENERGY, INC.,
                                                       as Depositor


                                                By  /s/ Elizabeth B. Chandler
                                                   ----------------------------
                                                    Elizabeth B. Chandler
                                                    Secretary and Vice President